U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 1, 2017

Commission File No. 001-33718

U.S. STEM CELL, INC.
 (Name of small business issuer as specified in its charter)

Florida	65-0945967
State of Incorporation	IRS Employer Identification No

13794 NW 4th Street, Suite 212, Sunrise, Florida 33325
(Address of principal executive offices)

 (954) 835-1500
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to U.S. Stem Cell, Inc., unless the context requires otherwise.

Item 1.01	Entry into a Material Definitive Agreement.

On August 30th, 2016 Northstar Biotech Group, LLC (“NorthStar”) filed suit against the Company seeking, among other items,  a declaratory judgment as to whether its 20,000,000 Series A Preferred Shares were the subject of the Company’s reverse stock split effective November 4, 2015.

On March 1, 2017, Northstar and the Company entered into an amicable settlement agreement related to this dispute (the “Settlement Agreement”). Pursuant to the terms and conditions of the Settlement Agreement, Northstar, previously a holder of Company preferred stock, has agreed to convert such preferred stock to twenty million (20,000,000) shares of unrestricted common stock. In addition, and separate and apart from the conversion, Northstar will receive Ten Million (10,000,000) shares of restricted common stock. NorthStar will receive ten percent (10%) of all Company international sales (based on a gross sales basis). Furthermore, NorthStar manager Greg Knutson, was appointed to the Board of Directors of the Company (see Item 5.02) and two Company directors, Michael Tomas and Kristin Comella, will each exercise their prior NorthStar options to each receive a Five percent (5%) Member Interest in NorthStar.  The parties agreed to a mutual release.

Item 3.02	Unregistered Sale of Equity Securities.

Pursuant to the Settlement Agreement (see Item 1.01), the Company has issued twenty million (20,000,000) shares of unrestricted common stock to NorthStar in return for the full conversion of all of NorthStar’s shares of Series A Preferred Stock. In addition, and separate and apart from the conversion, NorthStar receives Ten Million (10,000,000) shares of restricted common stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Settlement Agreement (see Item 1.01), on March 5, 2017, Greg Knutson was appointed to serve as a member of our Board of Directors to serve until the next annual meeting, his earlier resignation or physical/mental incapacity or death.  His biography is below:

Greg Knutson. Mr. Knutson founded Concrete Specialists, Inc. in 1985 and continues to serve as its President. Mr. Knutson founded Sunwood Properties in 2009 and continues to serve as its President. Mr. Knutson founded G&G Land Development, LLC and continues to serve as its Managing Partner. Mr. Knutson, a holder of Member Interests in NorthStar,  was appointed as a Manager of Northstar Biotech Group, LLC in late 2014.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: March 6, 2017	U.S. Stem Cell, Inc. By: /s/ Michael Tomas
Michael Tomas
Chief Executive Officer